Exhibit 10.1

LIMITED WAIVER TO
NOTE AND WARRANT PURCHASE AGREEMENT

This Limited Waiver Agreement to Note and Warrant Purchase Agreement (this “Waiver”) is made and entered into as of May 26, 2023 (the “Effective Date”), by and among Gelesis Holdings, Inc. a Delaware corporation (the “Company”), Gelesis, Inc., a Delaware corporation (the “Co-Issuer”), Gelesis 2012, Inc., a Delaware corporation (“Gelesis 2012”), and Gelesis, LLC, a Delaware limited liability company (together with Gelesis 2012, any other grantors party to the Security Agreement from time to time, the Company and the Co-Issuer, the “Note Parties”), and PureTech Health LLC (the “Initial Investor”). Capitalized terms used herein without definition shall have the meanings ascribed to them in that certain Note and Warrant Purchase Agreement, dated as of February 21, 2023, by and among the Note Parties and the Initial Investor, as amended by that certain Amendment No. 1 to Note and Warrant Purchase Agreement, dated as of May 1, 2023 (as may be further amended or modified from time to time, the “Agreement”).

WHEREAS, the Initial Investor owns $7.0 million principal amount of the Notes, which are all of the Notes that have been issued pursuant to the Agreement prior to this Waiver;

WHEREAS, pursuant to Section 2.2(c) of the Agreement, upon the mutual agreement of the Initial Investor and the Company, at any time after the Additional Notes Purchase Conditions are first satisfied (unless otherwise waived by the Initial Investor), in return for Consideration in the amount of up to $3.0 million paid by the Initial Investor, the Company shall sell and issue to the Initial Investor, in one or more closings, and the Initial Investor shall purchase from the Company Additional Notes in an aggregate principal amount of up to $3.0 million;

WHEREAS, pursuant to Section 7 of the Agreement, the obligations of each purchaser to purchase Notes at any Closing are subject to the fulfillment, on or before such Closing, of certain conditions (unless such conditions are otherwise waived);

WHEREAS, pursuant to Section 14.8 of the Agreement, subject to certain limitations, the observance of any term of the Agreement may be waived with the written consent of the Company and the holders of a majority in principal amount of the Notes outstanding;

WHEREAS, the Initial Investor holds at least a majority of the principal amount of Notes outstanding; and

WHEREAS, the Company desires to sell and issue to the Initial Investor, and the Initial Investor desires to purchase from the Company, $350,000 aggregate principal amount of the Additional Notes (the “Third Notes Issuance”), and the Initial Investor desires to waive the Additional Notes Purchase Conditions with respect to such issuance, but not with respect to future issuances.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

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1.
Limited Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 2 below and in reliance upon the representations, warranties, agreements and covenants of the Note Parties set forth herein, effective as of the Effective Date, the Initial Investor hereby agrees to waive (on a one-time basis) the Additional Note Purchase Conditions with respect to the Third Notes Issuance. Nothing contained herein shall be deemed a waiver of (or otherwise affect the Initial Investor’s ability to enforce) any of Default or Event of Default under the Agreement.
2.
Conditions to Closing. As of the Effective Date, all applicable conditions under Section 7 of the Agreement have been satisfied by the Note Parties or waived by the Initial Investor.
3.
Schedule of Investors. The Schedule of Investors is updated as set forth on Schedule I hereto.
4.
Limitation of Waiver. This Waiver is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Note Document (as defined in the Security Agreement), or (b) otherwise prejudice any right or remedy which any Investor may now have or may have in the future under or in connection with any Note Document.
5.
Ratification of the Agreement. The Agreement and the other Note Documents are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Waiver is a Note Document and shall form a part of the Agreement for all purposes, and every holder of a Note heretofore or hereafter issued and delivered shall be bound hereby.
6.
Governing Law. This Waiver and any controversy arising out of or relating to this Waiver shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters (including contract law, tort law and matters of fraud) shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
7.
Counterparts. This Waiver may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first written above.

GELESIS HOLDINGS, INC.:

By:/s/ Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

GELESIS, INC.:

By:/s/ Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

GELESIS 2012, INC.:

By:/s/ Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

GELESIS, LLC

By:/s/ Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

[Signature Page to Limited Waiver to Note and Warrant Purchase Agreement]

PURETECH HEALTH LLC:

By: /s/ Bharatt Chowrira
Name: Bharatt Chowrira
Title: President

Address for Notices:

PureTech Health LLC

6 Tide Street, Suite 400

Boston, MA 02210

Attention: Legal Department

[Signature Page to Limited Waiver to Note and Warrant Purchase Agreement]

Schedule I

Schedule of Investors

Investor	Total Consideration	Principal Balance of Convertible Senior Secured Notes Purchased
PureTech Health LLC	$5,000,000	$5,000,000
PureTech Health LLC	$2,000,000	$2,000,000
PureTech Health LLC	$350,000	$350,000

Other Investors	Total Consideration	Principal Balance of Convertible Senior Secured Notes Purchased

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